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                                                                     EXHIBIT 3.1


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 05/31/1994
                                                         944097373 - 2406925

                         CERTIFICATE OF INCORPORATION
                                      OF
                      FIRST NORDIC EQUITY PARTNERS CORP.

FIRST:  The name of this corporation is First Nordic Equity Partners Corp.

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 100,000,000 shares of stock at $.001 par value.

FIFTH:  The name and mailing address of the incorporator is as follows:

         Vanessa Foster Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: May 31, 1994                    /s/ VANESSA FOSTER


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                             CERTIFICATE OF MERGER

                                      OF

                         SHERMAN, GOELZ AND ASSOCIATES
                            (A Nevada Corporation)

                                      AND

                         NORDIC EQUITY PARTNERS CORP.
                           (A Delaware Corporation)


It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) Sherman, Goelz and Associates ("Sherman Goelz"), which is incorporated under the laws of the State of Nevada; and

          (ii) Nordic Equity Partners Corp. ("Nordic"), which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Sherman Goelz in accordance with the laws of the State of its incorporation and by Nordic in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Nordic Equity Partners Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Nordic, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:


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                    NORDIC EQUITY PARTNERS CORP.
                    C/O GUSRAE, KAPLAN & BRUNO
                    120 Wall Street, 11th Floor
                    New York, New York 10005

                    Attention: Lawrence G. Nusbaum, Esq.

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Sherman Goelz consists of 100,000,000 shares of common stock, par value $.001 per share.

Dated: May 16, 1995

                                        SHERMAN, GOELZ AND ASSOCIATES
                                        (A Nevada Corporation)



                                        By: /s/ GORAN HAGGQVIST
                                           --------------------------------
                                           Goran Haggqvist
                                           President


Dated: May 16, 1995

                                        NORDIC EQUITY PARTNERS CORP.
                                        (A Delaware Corporation)



                                        By: /s/ GORAN HAGGQVIST
                                           ---------------------------------
                                           Goran Haggqvist
                                           President



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                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      FIRST NORDIC EQUITY PARTNERS CORP.


     It is hereby certified that:

     1. The present name of the corporation (hereinafter called the "corporation") is First Nordic Equity Partners Corp., which is the name under which the corporation was originally incorporated; and the date of filing of the original certificate of incorporation with the Secretary of State of Delaware is May 31, 1994.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Articles FIRST, SECOND, THIRD, FOURTH and SEVENTH thereof and by substituting in lieu thereof new Articles FIRST, SECOND, THIRD, FOURTH and SEVENTH. In addition, Articles FIFTH and SIXTH have been deleted in their entirety without substituting any new Articles in lieu thereof. Furthermore, Articles FIFTH, SIXTH, EIGHTH and NINTH have been added. All new and additional Articles are set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of First Nordic Equity Partners Corp. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

     FIRST: The name of the corporation (hereinafter called the "corporation") is Nordic Equity Partners Corp.

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State



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of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County
of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 101,000,000, consisting of 100,000,000 shares of common stock, each of which shall have a par value of $.001 per share, and 1,000,000 shares of preferred stock, each of which shall have a par value of $.001 per share. The preferred stock may be assigned such designations, preferences and relative participating, optional or other special rights, and qualifications or restrictions thereof, including without limitation voting rights, as determined by the board of directors of the corporation, as provided by resolution. The board of directors shall also have the right to cancel any series of preferred stock, in the event that there are no longer any shares of such series outstanding.

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder hereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.



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     SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

     IN WITNESS WHEREOF, the undersigned, does make this Restated Certificate of Incorporation, hereby declaring, under the penalties of perjury, that the instrument is his act and deed, and that the facts stated herein are true and, accordingly, has hereunto set his hand as of the 16 day of May 1995.




                                        /s/ GORAN HAGGQVIST
                                        --------------------------------
                                        Goran Haggqvist, President


ATTEST:


/s/ KJELL SJOSTRAND
- --------------------------------
Kjell Sjostrand, Secretary




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